UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  May 8, 2008 (May 2, 2008)

CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33492 (Commission File Number)	61-1512186 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500 Sugar Land, Texas 77479 (Address of principal executive offices)

Registrant’s telephone number, including area code:          (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 2, 2008, CVR Energy, Inc. (the “Company”) entered into a consulting agreement with General Wesley Clark (the “Agreement”) whereby the Company has agreed to retain General Clark as a consultant and General Clark has agreed to provide services as a consultant on the terms and conditions set forth therein.  The parties’ intention to enter into the Agreement was previously disclosed in the Company’s proxy statement filed with the Securities and Exchange Commission on April 8, 2008.

Pursuant to the Agreement, General Clark will provide consulting and advisory services to the Company for a two year period (unless terminated earlier by General Clark upon thirty (30) days notice or by the Company for cause) commencing on the date of CVR Energy’s next annual shareholders’ meeting.  As compensation for his services to the Company, the Company shall pay General Clark a monthly retainer of $2,000 and, in the event General Clark provides services in excess of eight (8) hours per month, the Company shall pay General Clark an amount equal to $400 for each hour in excess of eight (8).  General Clark shall also be entitled to reimbursement of reasonable business expenses.

As a member of the board of directors, General Clark had been granted 244,038 Phantom Performance Points and 244,038 Phantom Services Points (together, the “Points”) under the Coffeyville Resources, LLC Phantom Unit Plan.  Upon his leaving the board, General Clark will forfeit these Points.  As additional compensation for his services as a consultant, General Clark will receive a payment equal to the amounts that would have been distributed to General Clark in respect of 65% of his Points had he continued to hold them during the period beginning on the annual meeting date and ending on the earlier of (i) December 1, 2010 or (ii) the date of the consummation of an Exit Event (as defined in the Coffeyville Acquisition LLC (“CA”) LLC Agreement) (but no earlier than January 15, 2009) (the “Payment Date”).  In addition, General Clark will receive the amount that would have been distributed in respect of 65% of his Points on the Payment Date assuming that (i) General Clark remained on the board, (ii) all of the common stock of the Company then held by CA and Coffeyville Acquisition LLC II (“CA II”) was sold at the closing price of common stock on the New York Stock Exchange on such Payment Date and (iii) the proceeds were distributed to the members of CA and CA II on such Payment Date pursuant to the LLC Agreements of each of CA and CA II.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 8, 2008

CVR ENERGY, INC.

By:	/s/ Edmund S. Gross
Edmund S. Gross
Senior Vice President, General Counsel and Secretary